UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):     September 12, 2005 (September 6, 2005)

Allied Security Holdings LLC

(Exact Name of Registrant as Specified in Charter)

Commission File Number:    333-119127

Delaware	20-1379003
(State or other Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

3606 Horizon Drive, King of Prussia, PA 19406
(Address of Principal Executive Offices)
(Zip Code)

(610) 239-1260
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On September 6, 2005, at a regularly scheduled meeting of the Board of Managers of Allied Security Holdings LLC (the "Company"), which Board of Managers operates in a manner similar to the board of directors of a corporation, such Board of Managers of the Company appointed two new members of the Board of Managers: John A. Fry and Ray Wirta. In connection with such appointment, the Board of Managers also resolved to amend the Company's Operating Agreement to increase the number of members of the Board of Managers to ten, and to make certain other technical amendments to the Operating Agreement relating to the increase of the number of members of the Board of Managers.

On September 12, 2005, the Company issued a press release announcing the appointment of Messrs. Wirta and Fry to the Board of Managers. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01.    Financial Statements and Exhibits

(c) Exhibits. The following material is filed as an exhibit to this Current Report on Form 8-K:

Exhibit No.

99.1	Press Release issued September 12, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:    September 12, 2005

ALLIED SECURITY HOLDINGS LLC
By:	/s/ William A. Torzolini William A. Torzolini Chief Financial Officer (Principal Financial and Accounting Officer)